                                                                    EXHIBIT 1.1



                       DAIMLER-BENZ VEHICLE TRUST 1996-A
                    [ ]% ASSET BACKED CERTIFICATES, CLASS A

                  DAIMLER-BENZ VEHICLE RECEIVABLES CORPORATION
                                   (Company)

                        MERCEDES-BENZ CREDIT CORPORATION
                                   (Servicer)


                             UNDERWRITING AGREEMENT


                                          November [ ], 1996

GOLDMAN, SACHS & CO.,
   as Representatives of the
   Several Underwriters named
   in Schedule I hereto (the "Representatives")
85 Broad Street
New York, New York 10004


Ladies and Gentlemen:

                 Daimler-Benz Vehicle Receivables Corporation, a Delaware corporation (the "Company"), proposes, subject to the terms and conditions stated herein, to issue and sell to the several Underwriters named in Schedule I hereto (the "Underwriters") $795,188,137.94 principal amount of []% Asset Backed Certificates, Class A (the "Class A Certificates"), to be issued by the Daimler-Benz Vehicle Trust 1996-A. Each Class A Certificate will represent a specified percentage undivided interest in the Daimler-Benz Vehicle Trust 1996-A (the "Trust")(excluding the Retained Yield). The assets of the Trust include, among other things, a pool of retail installment contracts for and retail loans evidenced by notes secured by, new and used medium- and heavy-duty trucks and tractors (the "Receivables"), and certain monies due thereunder on or after November [], 1996 (the "Cutoff Date"), such Receivables to be sold to the Trust by the Company and to be serviced for the Trust by the Servicer. The Class A Certificates will be issued in an aggregate principal amount of $795,188,137.94, which is equal to 92.15% of the aggregate principal balance of the Receivables as of the Cutoff Date. Simultaneously with
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the issuance and sale of the Class A Certificates as contemplated herein, the
Trust will also issue the []% Asset Backed Certificates, Class B (the "Class B Certificates," and together with the Class A Certificates, the "Certificates"), evidencing an undivided ownership interest of 7.85% in the Trust, payments in respect of which are, to the extent specified in the Pooling and Servicing Agreement, subordinated to the rights of the holders of the Class A Certificates. The Certificates will be issued pursuant to a Pooling and Servicing Agreement dated as of November 1, 1996, among the Company, Mercedes-Benz Credit Corporation, as servicer (the "Servicer" or "MBCC") and in its individual capacity, and Citibank, N.A., as trustee (the "Trustee"), Class A Agent, Class B Agent and Payahead Agent (the "Pooling and Servicing Agreement").

                 The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") in accordance with the provisions of the Securities Act of 1933, as amended (the "Act"), and the rules and regulations of the Commission thereunder (the "Rules and Regulations"), a registration statement, including a prospectus, relating to the Class A Certificates. Any preliminary prospectus included in such registration statement or filed with the Commission pursuant to Rule 424(a) of the Rules and Regulations is referred to in this Agreement as the "Preliminary Prospectus." The registration statement as amended at the time when it shall become effective, or, if a post-effective amendment is filed with respect thereto, as amended by such post-effective amendment at the time of its effectiveness, including in each case information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Act, is referred to in this Agreement as the "Registration Statement," and the prospectus in the form used to confirm sales of Class A Certificates is referred to in this Agreement as the "Prospectus."

                 The terms which follow, when used in this Agreement, shall have the meanings indicated. "Effective Time" means (i) if the Seller has advised the Representatives that it does not propose to amend the Registration Statement, the date and time as of which the Registration Statement, or the most recent post-effective amendment thereto (if any) filed prior to the execution and deliv-




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ery of this Agreement, was declared effective by the Commission, or (ii) if the
Seller has advised the Representatives that it proposes to file an amendment or post-effective amendment to the Registration Statement, the date and time as of which the Registration Statement, as amended by such amendment or post-effective amendment, as the case may be, is declared effective by the
Commission.  "Effective Date" means the date of the Effective Time.    "Rule
424" and "Rule 430A" refer to such rules under the Act. To the extent not defined herein, capitalized terms used herein have the meanings assigned to such terms in the Pooling and Servicing Agreement.

                 1. The Company represents and warrants to and agrees with each Underwriter that:

                          (a)  The Registration Statement on Form  S-1 (no.
333-15571), including the Prospectus and such amendments thereto as may have been required on or prior to the date hereof, relating to the Class A Certificates, has been filed with the Commission and such Registration Statement as amended has become effective. With respect to the Registration Statement, the conditions to the use of a registration statement on Form S-1 under the Act, as set forth in the General Instructions to Form S-1, have been satisfied by the Company;

                          (b)  If the Effective Time is prior to the execution
and delivery of this Agreement, no stop order suspending the effectiveness of the Registration Statement or any Preliminary Prospectus has been issued and no proceeding for that purpose has been instituted or, to the knowledge of the Company, threatened by the Commission, and on the Effective Date of the Registration Statement, the Registration Statement and the Preliminary Prospectus conformed in all respects to the requirements of the Act and the Rules and Regulations, and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and on the Closing Date the Registration Statement and the Prospectus will conform in all respects to the requirements of the Act and the Rules and Regulations, and neither of such documents will include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. If the Effective





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Time is subsequent to the execution and delivery of this Agreement, on the
Effective Date, the Registration Statement and the Prospectus will conform in all respects to the requirements of the Act and the Rules and Regulations, and neither of such documents will include any untrue statement of a material fact or will omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The two preceding sentences do not apply to statements in or omissions from the Registration Statement or Prospectus based upon written information furnished to the Company in writing by any Underwriter through the Representatives expressly for use therein.

                          (c)  The computer tape with respect to the
Receivables to be sold to the Trust created as of the Cutoff Date (the "Computer Tape"), and made available to the Representatives by the Company, was complete and accurate in all material respects as of the date thereof;

                          (d)  The Company has been duly incorporated and is
validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, other than where the failure to be so qualified or in good standing would not have a material adverse effect on the Company;

                          (e)  The Class A Certificates have been duly
authorized, and, when issued and delivered pursuant to the Pooling and Servicing Agreement, duly authenticated by the Trustee and paid for by the Underwriters in accordance with the terms of this Agreement, will be duly and validly issued, authenticated and delivered and entitled to the benefits provided by the Pooling and Servicing Agreement; each of the Pooling and Servicing Agreement, the Shortfall Amount Agreement, the Purchase Agreement and this Agreement have been duly authorized by the Company and, when executed and delivered by the Company and the other parties thereto (in the case of the Pooling and Servicing Agreement, the Shortfall Amount Agreement and the Purchase Agreement), each of the Pooling and Ser-





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vicing Agreement, the Shortfall Amount Agreement, the Purchase Agreement and
this Agreement will constitute a valid and binding agreement of the Company; the Class A Certificates, the Pooling and Servicing Agreement, the Shortfall Amount Agreement and the Purchase Agreement will conform to the descriptions thereof in the Prospectus in all material respects;

                          (f)  No consent, approval, authorization or order of,
or filing with, any court or governmental agency or body is required to be obtained or made by the Company for the consummation of the transactions contemplated by this Agreement or the Pooling and Servicing Agreement or the Shortfall Amount Agreement or the Purchase Agreement except such as have been obtained and made under the Act, such as may be required under state securities laws and the filing of any financing statements required to perfect the Trust's interest in the Receivables;

                          (g)  The Company is not in violation of its
Certificate of Incorporation or By-laws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any agreement or instrument to which it is a party or by which it or its properties is bound which would have a material adverse effect on the transactions contemplated herein or in the Pooling and Servicing Agreement, the Shortfall Amount Agreement or the Purchase Agreement. The execution, delivery and performance of this Agreement, the Pooling and Servicing Agreement, the Shortfall Amount Agreement and the Purchase Agreement and the issuance and sale of the Class A Certificates and compliance with the terms and provisions hereof and thereof will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, rule, regulation or order of any governmental agency or body or any court having jurisdiction over the Company or any of its properties or any agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the properties of the Company is subject, or the Certificate of Incorporation or By-laws of the Company; and the Company has full power and authority to authorize and sell, and establish the Trust that will issue, the Class A Certificates as contemplated by this Agreement and to enter into this Agreement, the Pooling and Servicing Agreement, the Shortfall Amount





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Agreement and the Purchase Agreement and consummate the transactions contemplated hereby and thereby;

                          (h)  Other than as set forth or contemplated in the
Prospectus, there are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened to which the Company is or may be a party or to which any property of the Company is or may be the subject which, if determined adversely to the Company, could individually or in the aggregate reasonably be expected to have a material adverse effect on the general affairs, business, prospects, management, financial position, stockholders' equity or results of operations of the Company or that would reasonably be expected to materially adversely affect the interests of the holders of the Class A Certificates; and there are no contracts or other documents of a character required to be filed as an exhibit to the Registration Statement or required to be described in the Registration Statement or the Prospectus which are not filed or described as required; and

                          (i)  By assignment and delivery of each of the
Receivables to the Trust as of the Closing Date the Company will transfer all of its right, title and interest in, to and under the Receivables to the Trust, subject to no prior lien, mortgage, security interest, pledge, adverse claim, charge or other encumbrance.

                 2. The Company agrees to sell and deliver the Class A Certificates to the several Underwriters as hereinafter provided, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees to purchase, severally and not jointly, from the Company the respective principal amount of Class A Certificates set forth opposite such Underwriter's name in
Schedule I hereto.  The Class A Certificates are to be





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purchased by the Underwriters at the purchase price of []% of the aggregate principal amount thereof plus accrued interest on the principal amount thereof at the Pass-Through Rate (as defined in the Prospectus) calculated from (and including) November [], 1996, to (but excluding) the Closing Date.

                 3. Payment for Class A Certificates shall be made to the Company or to its order by wire transfer of same day funds at the office of Skadden, Arps, Slate, Meagher & Flom LLP, 919 Third Avenue, New York, New York 10022 at 9:00 A.M., New York City time, on November [], 1996 (the "Closing Date"), or at such other time on the same or such other date, not later than the fifth Business Day thereafter, as the Representatives and the Company may agree upon in writing. As used herein, the term "Business Day" means any day other than a day on which banks are permitted or required to be closed in New York City.

                 Payment for the Class A Certificates shall be made against delivery to the Representatives for the respective accounts of the several Underwriters of the Class A Certificates registered in the name of Cede & Co. as nominee of The Depository Trust Company and in such denominations, as permitted by the Pooling and Servicing Agreement, as the Representatives shall request in writing not later than two full Business Days prior to the Closing Date, with any transfer taxes payable in connection with the transfer to the Underwriters of the Class A Certificates duly paid by the Company. The certificates for the Class A Certificates will be made available for inspection and packaging by the Representatives at the office of Skadden, Arps, Slate, Meagher & Flom LLP, 919 Third Avenue, New York, New York 10022 not later than 1:00 P.M., New York City time, on the Business Day prior to the Closing Date.

                 4. The Company understands that the Underwriters intend (i) to make a public offering of their respective portions of the Class A Certificates as soon after the Registration Statement and this Agreement have become effective as in the judgment of the Representatives is advisable and
(ii) initially to offer the Class A Certificates upon the terms set forth in the Prospectus.





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                 5.  The Company covenants and agrees with the several
Underwriters that:

                          (a)  Prior to the termination of the offering of the
Class A Certificates, the Company will not file or cause to be filed any amendment of the Registration Statement or supplement to the Prospectus which shall be reasonably disapproved of promptly by the Representatives after reasonable notice thereof. Subject to the foregoing sentence, if the Registration Statement has become or becomes effective pursuant to Rule 430A, or filing of the Prospectus is otherwise required under Rule 424(b), the Company will cause the Prospectus, properly completed, and any supplement thereto, to be filed with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Underwriters of such timely filing. The Company will promptly advise the Underwriters (i) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b), (ii) when, prior to termination of the offering of the Class A Certificates, any amendment to the Registration Statement shall have become effective, (iii) of any request by the Commission for any amendment of the Registration Statement or supplement to the Prospectus or for any additional information, (iv) of the receipt by the Company of notification with respect to the issuance by the Commission of any stop order suspending the effectiveness of any Preliminary Prospectus or Prospectus or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Company of notification with respect to the suspension of the qualification of the Class A Certificates for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company will use its reasonable best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof;

                          (b) The Company will deliver, at its expense, to the
Representatives, two conformed copies of the Registration Statement (as originally filed) and each amendment thereto, in each case including exhibits, and to each other Underwriter a conformed copy of the Registration Statement and each amendment thereto, in each case without exhibits, and, during the period mentioned





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in paragraph (e) below, to each of the Underwriters as many copies of the
Prospectus (including all amendments and supplements thereto) as the Representatives may reasonably request. The Company will furnish or cause to be furnished to the Representatives copies of all reports on Form SR required by Rule 463 under the Act;

                          (c)  The Company will if (i) during such period of
time after the first date of the public offering of the Class A Certificates as in the opinion of counsel for the Underwriters a Prospectus relating to the Class A Certificates is required by law to be delivered in connection with sales by an Underwriter or dealer, (ii) any event shall occur as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or (iii) it is necessary to amend or supplement the Prospectus to comply with the applicable law, forthwith prepare and furnish, at the expense of the Company, to the Underwriters and to the dealers (whose names and addresses the Representatives will furnish to the Company) to which Class A Certificates may have been sold by the Representatives on behalf of the Underwriters and upon request by the Representatives to any other dealers identified by the Representatives, such amendments or supplements to the Prospectus as may be necessary so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with the law;

                          (d) The Company will endeavor to qualify the Class A
Certificates for offer and sale under the securities or "Blue Sky" laws of such jurisdictions as the Representatives shall reasonably request and will continue such qualification in effect so long as reasonably required for distribution of the Class A Certificates and will pay all fees and expenses (including fees and disbursements of counsel to the Underwriters) reasonably incurred in connection with such qualification and in connection with the determination of the eligibility of the Class A Certificates for investment under the laws of such jurisdictions as the Representatives may designate; provided, however, that the Company shall not be obligated to qualify to do business in any jurisdiction





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in which it is not currently so qualified; and provided further that the
Company shall not be required to file a general consent to service of process in any jurisdiction;

                          (e)  On or before March 31, 1998, the Company will
cause the Trust to make generally available to Class A Certificateholders and to the Representatives as soon as practicable an earnings statement covering a period of at least twelve months beginning with the first fiscal quarter of the Trust occurring after the Effective Date of the Registration Statement, which shall satisfy the provisions of Section 11(a) of the Act and Rule 158 of the Commission promulgated thereunder;

                          (f)  For the period from the date of this Agreement
until the retirement of the Class A Certificates the Servicer will furnish to the Representatives (x) copies of each certificate and the annual statements of compliance delivered to the Trustee pursuant to Article III of the Pooling and Servicing Agreement and the annual independent certified public accountant's servicing reports furnished to the Trustee pursuant to Article III of the Pooling and Servicing Agreement, by first-class mail as soon as practicable after such statements and reports are furnished to the Trustee and (y) copies of each amendment to the Pooling and Servicing Agreement, and on each Determination Date or as soon thereafter as practicable, the Servicer shall give notice substantially in the form of Schedule II hereto by telex or telecopy to the Representatives of the Pool Factor as of the related Record Date;

                          (g)  During the period beginning on the date hereof
and continuing to and including the Business Day following the Closing Date, the Company will not offer, sell, contract to sell or otherwise dispose of any securities of or guaranteed by the Company which are substantially similar to the Class A Certificates without the prior written consent of the Representatives;

                          (h)  The Company will register the Class A
Certificates pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") prior to May 31, 1997;





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                          (i)  To the extent, if any, that the rating provided
with respect to the Class A Certificates by the rating agency or rating agencies rating the Class A Certificates (the "Rating Agency") is conditional upon the furnishing of documents or the taking of any other action by the Company agreed upon on or prior to the Closing Date, the Company shall furnish such documents and take any such other action; and

                          (j)  So long as any of the Class A Certificates are
outstanding, the Company will furnish to the Representatives by first class mail (i) as soon as practical after the end of the Company's fiscal year, copies of all documents, records and financial statements required to be distributed to Certificateholders (including Certificate Owners) or filed with the Commission pursuant to the Exchange Act, or any order of the Commission thereunder and (ii) from time to time, any other information concerning the Company filed with any government or regulatory authority or national securities exchange which is otherwise publicly available, as the Representatives may reasonably request.

                 6. The Company will pay all costs and expenses incident to the performance of its obligations under this Agreement, including, without limiting the generality of the foregoing, all costs and expenses (i) incident to the preparation, issuance, execution, authentication and delivery of the Class A Certificates, (ii) incident to the preparation, printing and filing under the Act of the Registration Statement, the Prospectus and any Preliminary Prospectus (including in each case all exhibits, amendments and supplements thereto), (iii) incurred in connection with the registration or qualification and determination of eligibility for investment of the Class A Certificates under the laws of such jurisdictions as the Underwriters may designate (including fees and disbursements of counsel for the Underwriters with respect thereto), (iv) related to any filing with the National Association of Securities Dealers, Inc., (v) in connection with the printing (including word processing and duplication costs) and delivery of this Agreement, the Pooling and Servicing Agreement, the Shortfall Amount Agreement and any Blue Sky Memorandum and the furnishing to Underwriters and dealers of copies of the Registration Statement and the Prospectus as herein provided, (vi) the fees and disbursements of the Company's counsel and





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accountants and that portion of the Underwriters' counsel fees (up to $35,000)
and disbursements that are chargeable to the Company, and (vii) any fees and expenses payable to the Rating Agencies in connection with the rating of the Class A Certificates.

                 7. The obligations of the several Underwriters to purchase and pay for the Class A Certificates will be subject to the accuracy of the representations and warranties on the part of the Company herein, to the accuracy of the statements of officers of the Company made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

                          (a)  At the time this Agreement is executed and
delivered by the Company and at the Closing Date, KPMG Peat Marwick shall have furnished to the Representatives letters dated, respectively, as of the date of this Agreement and as of the Closing Date substantially in the forms of the drafts to which the Representatives previously agreed.

                          (b)  If the Effective Time is not prior to the
execution and delivery of this Agreement, the Effective Time shall have occurred not later than 10:00 p.m., New York time, on the date of this Agreement or such later date as shall have been consented to by the Representatives. If the Effective Time is prior to the execution and delivery of this Agreement, the Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the Rules and Regulations and in accordance with Section 5(a) of this Agreement; no stop order suspending the effectiveness of the Registration Statement shall be in effect, and no proceedings for such purpose shall be pending before or, to the knowledge of the Company, threatened by the Commission; and all requests for additional information from the Commission with respect to the Registration Statement shall have been complied with to the satisfaction of the Representatives.





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                          (c)  The Representatives shall have received an
officer's certificate, dated the Closing Date, signed by the Chairman of the Board, the President, or any Vice President and by a principal financial or accounting officer of the Company representing and warranting that, as of the Closing Date, except to the extent that they relate expressly to another date in which case they will be true and correct as of such date on the Closing Date, the representations and warranties of the Company in this Agreement are true and correct, that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date, that no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the best of their knowledge, are contemplated by the Commission.

                          (d)  Subsequent to the execution and delivery of this
Agreement (i) there shall not have occurred any change, or any development involving a prospective change, in or affecting particularly the business or properties of the Trust, the Company, Daimler-Benz North America Corporation ("DBNA"), Freightliner Corporation or the Servicer which, in the judgment of the Representatives, materially impairs the investment quality of the Class A Certificates or makes it impractical or inadvisable to proceed with completion of the sale of and payment for the Class A Certificates; (ii) there shall not have occurred any downgrading in the rating of any debt securities of DBNA or any of its direct or indirect subsidiaries by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act), or any public announcement that any such organization has under surveillance or review its rating of any such debt securities (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) trading generally shall not have been suspended or materially limited on or by, as the case may be, the New York Stock Exchange or the American Stock Exchange; (iv) trading of any securities of or guaranteed by DBNA shall not have been suspended on any exchange or in any over-the-counter market; (v) no general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities; and (vi) there shall not have oc-





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
curred any outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war, if the effect of any such event specified in this clause (vi), in the judgment of the Representatives, makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Class A Certificates on the terms and in the manner contemplated in the Prospectus.

                          (e)  Morgan, Lewis & Bockius LLP, special counsel to
the Company, MBCC, the Servicer and DBNA, shall have furnished to the Representatives their written opinion, dated the Closing Date, in form and substance satisfactory to the Representatives, to the effect that:

                                    (i)  [The Company has been duly
         incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware with full corporate power and authority to own its properties and conduct its business as described in the Prospectus, and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or the ownership of its property requires such qualification except where the failure to be so qualified or in good standing would not have a material adverse effect on the Company].

                                   (ii)  [MBCC has been duly incorporated and
         is validly existing as a corporation in good standing under the laws of the State of Delaware with full corporate power and authority to own its properties and conduct its business as described in the Prospectus, and, to the best of such counsel's knowledge, after due inquiry, is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or the ownership of its property requires such qualification except where the failure to be so qualified or in good standing would not have a material adverse effect on MBCC].

                                  (iii)  [DBNA has been duly incorporated and
         is validly existing as a corporation in good standing under the laws of the





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
         State of Delaware with full corporate power and authority to own its properties and conduct its business as described in the Prospectus, and, to the best of such counsel's knowledge, after due inquiry, is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or the ownership of its property requires such qualification except where the failure to be so qualified or in good standing would not have a material adverse effect on DBNA].

                                   (iv)  The Pooling and Servicing Agreement,
         the Shortfall Amount Agreement and the Purchase Agreement have been duly authorized, executed and delivered by, and each constitutes a valid and binding obligation of each of the Company, MBCC and the Servicer, enforceable against each of the Company and the Servicer in accordance with its terms.

                                    (v)  The Servicing Guaranty Agreement has
         been duly authorized, executed and delivered by, and constitutes a valid and binding obligation of, DBNA, enforceable against DBNA in accordance with its terms.

                                   (vi)  This Agreement has been duly
         authorized, executed and delivered by each of the Company and DBNA.

                                  (vii)  [The execution, delivery and
         performance of this Agreement, the Pooling and Servicing Agreement, the Shortfall Amount Agreement, the Servicing Guaranty Agreement and the Purchase Agreement by the Company, MBCC or DBNA, as applicable, will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the properties or assets of the Company, MBCC or DBNA, as applicable, pursuant to the terms of the Certificate of Incorporation or the By-Laws of the Company, MBCC or DBNA, as applicable, any statute, regulation or publicly issued rule or order, or, to the best of such counsel's





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
         knowledge, after due inquiry, any privately issued rule or order of any governmental agency or body or any court having jurisdiction over the Company, MBCC or DBNA, as applicable, or any of their respective properties or any agreement or instrument known to such counsel to which the Company, MBCC or DBNA, as applicable, is a party or by which any of them may be bound or to which any of their properties may be subject].

                                 (viii)  [To the best of such counsel's
         knowledge, after due inquiry, no authorization, approval or consent of any court or governmental agency or authority is required by law in connection with the execution, delivery and performance by the Company, MBCC, DBNA or the Servicer, as applicable, of this Agreement, the Pooling and Servicing Agreement, the Shortfall Amount Agreement, the Servicing Guaranty Agreement or the Purchase Agreement, except such as may be required under the Act or the Rules and Regulations and state securities laws, and except for such authorizations, approvals or consents (specified in such opinion) as are in full force and effect as of the Closing Date].

                                   (ix)  The Class A Certificates have been
         duly authorized and, when executed and authenticated by the Trustee in accordance with the Pooling and Servicing Agreement and delivered and paid for pursuant to this Agreement, will be validly issued and outstanding and entitled to the benefits provided by the Pooling and Servicing Agreement.

                                    (x)  Although they do not assume any
         responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus, except for those referred to in the opinion in subsection (xviii) of this Section 7(e), they have no reason to believe that, as of its effective date, the Registration Statement or any further amendment thereto made by the Company prior to the Closing Date (other than the fi-nancial statements and related schedules therein, as to which such counsel need express no opinion) contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that, as of its date, the Prospectus or any further amendment or supplement thereto made by the Company or DBNA prior to the Closing Date (other than the financial statements and related schedules therein, as to which such counsel need express no opinion) contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or that, as of the Closing Date, either the Registration Statement or the Prospectus or any further amendment or supplement thereto made by the Company or DBNA prior to the Closing Date (other than the financial statements and related schedules therein, as to which such counsel need express no opinion) contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and they do not know of any amendment to the Registration Statement required to be filed or of any contracts or other documents of a character required to be filed as an exhibit to the Registration Statement or required to be described in the Registration Statement or the Prospectus which are not filed or described as required;

                                   (xi)  Such counsel does not know of any
         contract or other document of a character required to be filed as an exhibit to the Registration Statement or required to be described in the Registration Statement or the Prospectus which is not filed or described as required.

                                  (xii)  [There are no legal or governmental
         proceedings pending to which the Company is a party or of which any property of the

         Company is the subject, and, to the best of such counsel's knowledge, after due inquiry, there are no legal or governmental proceedings pending to which MBCC or DBNA is a party or of which any property of MBCC or DBNA is subject, and no such proceedings are known by such counsel to be threatened or contemplated by governmental authorities or threatened by others, in each such case, (A) that are required to be disclosed in the Registration Statement or (B)(1) asserting the invalidity of all or part of this Agreement, the Pooling and Servicing Agreement, the Shortfall Amount Agreement, the Servicing Guaranty Agreement or the Purchase Agreement, (2) seeking to prevent the issuance of the Class A Certificates, (3) that could materially and adversely affect the Company's, the Servicer's or DBNA's obligations under this Agreement, the Shortfall Amount Agreement, the Purchase Agreement, the Servicing Guaranty Agreement or the Pooling and Servicing Agreement, as applicable, or (4) seeking to affect adversely the federal or state income tax attributes of the Class A Certificates].

                                 (xiii)  MBCC has full power and authority to
         sell and assign the property to be sold and assigned to the Company pursuant to the Purchase Agreement and has duly authorized such sale and assignment to the Company by all necessary corporate action.

                                  (xiv)  The Company has full power and
         authority to sell and assign the property to be sold and assigned to and deposited with the Trustee as part of the Trust pursuant to the Pooling and Servicing Agreement and has duly authorized such sale and assignment to the Trustee by all necessary corporate action.

                                   (xv)  [To the best of such counsel's
         knowledge, immediately prior to the transfer of Receivables by MBCC pursuant to the Purchase Agreement, MBCC was the sole owner of all right, title and interest in the Receivables and the other property to be transferred by it to the Company].

                                  (xvi)  To the best of such counsel's
         knowledge, the Receivables are "chattel paper" as defined in the UCC.

                                 (xvii)  [All filings necessary under
         applicable law to perfect both the sale of the Receivables by MBCC to the Company pursuant to the Purchase Agreement and the transfer of the Receivables by the Company to the Trustee as Trustee of the Trust pursuant to the Pooling and Servicing Agreement have been made and, provided that neither MBCC nor the Company relocates its chief executive office in a state other than Connecticut or Delaware, respectively, and that the Trustee maintains the list of Receivables for inspection by interested parties, and no administrative errors are made by state or local agencies, no other filings (other than the filing of continuation statements) need be made to maintain the perfection of the transfer of the Receivables either to the Company pursuant to the Purchase Agreement or to the Trustee as Trustee of the Trust pursuant to the Pooling and Servicing Agreement].

                                (xviii)  The statements in the Registration
         Statement and the Prospectus under the headings "ERISA Considerations" and "Certain Legal Aspects of the Receivables," to the extent they constitute descriptions of matters of law or legal conclusions with respect thereto, have been prepared or reviewed by such counsel and are correct in all material respects.

                                  (xix)  The Pooling and Servicing Agreement is
         not required to be qualified under the Trust Indenture Act of 1939, as amended, and the Trust is not required to be registered as an "investment company" under the Investment Company Act of 1940, as amended.

                                   (xx)  The Registration Statement has become
         effective under the Act and no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and no proceeding for that purpose has been instituted or, to the best of such counsel's knowledge, threatened by the Commission; the Registration Statement and the Prospectus and any further amendments and supplements thereto made by the Company prior to the Closing Date (other than the financial statements and related schedules therein, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Act and the Rules and Regulations.

                                  (xxi)  The Class A Certificates, this
         Agreement, the Pooling and Servicing Agreement, the Shortfall Amount Agreement, the Servicing Guaranty Agreement and the Purchase Agreement each conform in all material respects with the descriptions thereof contained in the Registration Statement and the Prospectus.

                          Such opinion may be made subject to the
qualifications that the enforceability of the terms of the Pooling and Servicing Agreement, the Purchase Agreement, the Shortfall Amount Agreement and the Servicing Guaranty Agreement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights, and the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

                          (f)  Morgan, Lewis & Bockius LLP shall have furnished
their written opinion, dated the Closing Date, with respect to the characterization of the transfer of the Receivables by the Servicer to the Company and from the Company to the Trust and such opinion shall be in substantially the form previously discussed with the Representatives and their counsel and in any event satisfactory in form and in substance to the Representatives and their counsel.

                          (g)    Morgan, Lewis & Bockius LLP, special tax
counsel to the Company, shall have furnished to the Representatives their written opinion, dated the Closing Date, in form and substance satisfactory to the Representatives, to the effect that:

                                    (i)  The Trust created by the Pooling and
         Servicing Agreement will not be classified as a partnership or as an association taxable as a corporation for federal income tax purposes but, instead, under Subpart E, Part I of Subchapter J of the Internal Revenue Code of 1986, as amended, the Trust will be treated as a grantor trust and, subject to possible recharacterization of certain fees paid by the Trust to the Company or the Servicer, each Class A Certificate Owner will be treated for federal income tax purposes as an owner of an undivided pro rata interest in the income (other than the Retained Yield) and corpus attributable to the Trust.

                                   (ii)  The Trust will not be classified as a
         separate entity subject to New York State income, franchise or other taxes measured by income, profits, capital, or receipts (other than sales, excise, or ad valorem taxes that might be imposed upon the sale of a Financed Vehicle acquired upon default of a Receivable).

                                  (iii)    Class A Certificate Owners who would
         not otherwise be subject to tax imposed by the State of New York will not be subject to New York State income or franchise taxes with respect to interest or other amounts (including payments under the Shortfall Amount Agreement) which are allocable to such Class A Certificate Owners solely as a result of such Class A Certificate Owners' beneficial ownership of a Class A Certificate (other than a Class A Certificate Owner's allocable share of any sales, excise, or ad valorem taxes that might be imposed upon the sale of a Financed Vehicle acquired upon default of a Receivable).

                                   (iv)  The statements in the Registration
         Statement and Prospectus under the headings "Certain Federal Income Tax Consequences," to the extent that they constitute descriptions of matters of law or legal conclusions with respect thereto, have been prepared or reviewed by such counsel and are correct in all material respects.

                          (h)    Mayer, Brown & Platt, special Illinois tax
counsel to the Company shall have furnished to the Representatives their written opinion, dated the Closing Date, in form and substance satisfactory to the Representatives, to the effect that:

                                    (i)  The Trust will not be subject to tax
         under the Illinois Income Tax Act (the "IITA") or the Illinois Franchise Tax and the Trust will not be subject to other Illinois taxes measured by income, capital, profits or receipts (other than sales, excise, or ad valorem taxes that might be imposed upon the sale of a vehicle acquired upon default of a Receivable).

                                   (ii)  Class A Certificate Owners who would
         not otherwise be subject to tax under the IITA or the Illinois Franchise Tax will not be subject to Illinois income or franchise taxes with respect to interest or other amounts (including payments under the Shortfall Amount Agreement) attributable solely to the beneficial ownership of a Class A Certificate (other than such Class A Certificate Owner's share of sales, excise, or ad valorem taxes that might be imposed upon the sale of a vehicle acquired upon default of a Receivable).

                          (i)  Day, Berry & Howard, special Connecticut tax
counsel to the Company, shall have furnished to the Representatives their written opinion, dated the Closing Date, in form and substance satisfactory to the Representatives, to the effect that:

                                    (i)  For Connecticut income and franchise
         tax purposes, the Trust will not be classified as a separate entity subject to Connecticut income, franchise or other taxes measured by income, profits, capital, or receipts (other than sales, excise, or ad valorem taxes that might be imposed upon the sale of a vehicle acquired upon default of a Receivable).

                                   (ii)  Class A Certificate Owners who would
         not otherwise be subject to tax in Connecticut will not be subject to Connecticut income or franchise taxes with respect to interest or other amounts (including payments under the Shortfall Amount Agreement) attributable solely to the beneficial ownership of a Class A Certificate (other than such Class A Certificate Owner's share of sales, excise, or ad valorem taxes that might be imposed upon the sale of a vehicle acquired upon default of a Receivable).

                          (j)  Robert Merck, Esq., General Counsel of MBCC,
shall have furnished to the Representatives their written opinion, dated the Closing Date, in form and substance satisfactory to the Representatives, to the effect that:

                                    (i)  MBCC has been duly incorporated and is
         validly existing as a corporation in good standing under the laws of the State of Delaware with full corporate power and authority to own its properties and conduct its business as described in the Prospectus, and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or the ownership of its property requires such qualification except where the failure to be so qualified or in good standing would not have a material adverse effect on the Company.

                                   (ii)  The execution, delivery and
         performance of the Pooling and Servicing Agreement, the Shortfall Amount Agreement and the Purchase Agreement by MBCC will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the properties or assets of MBCC pursuant to the terms of the Certificate of Incorporation or the By-Laws of MBCC, any statute, rule, regulation or order of any governmental agency or body or any court having jurisdiction over MBCC or any of its properties or any agreement or instrument to which MBCC is a party or by which MBCC or any of its properties is bound.

                                  (iii)  No authorization, approval or consent
         of any court or governmental agency or authority is necessary in connection with the execution, delivery and performance by MBCC of the Pooling and Servicing Agreement, the Shortfall Amount Agreement or the Purchase Agreement, except such as may be required under the Act or the Rules and Regulations and state securities laws, and except for such authorizations, approvals or consents (specified in such opinion) as are in full force and effect as of the latest Effective Date and the Closing Date.

                                   (iv)  There are no legal or governmental
         proceedings pending to which MBCC is a party or of which any property of MBCC is the subject, and no such proceedings are known by such counsel to be threatened or contemplated by governmental authorities or threatened by others, (A) that are required to be disclosed in the Registration Statement or (B)(1) asserting the invalidity of all or part of the Pooling and Servicing Agreement, the Shortfall Amount Agreement or the Purchase Agreement, (2) seeking to prevent the issuance of the Class A Certificates, (3) that could materially and adversely affect MBCC's obligations under the Purchase Agreement, the Shortfall Amount Agreement or the Pooling and Servicing Agreement, or
         (4) seeking to affect adversely the federal or state income tax attributes of the Class A Certificates.

                                    (v)  Such counsel is familiar with MBCC's
         standard operating procedures relating to MBCC's acquisition of a perfected first priority security interest in the vehicles financed by MBCC pursuant to retail installment sale contracts in the ordinary course of MBCC's business. Assuming that MBCC's standard procedures have been followed with respect to the perfection of security interests in the Financed Vehicles (and such counsel has no reason to believe that MBCC has not followed its standard procedures in connection with the perfection of security interest in the Financed Vehicles), MBCC has acquired or will acquire a perfected first priority security interest in each of the Financed Vehicles.

                                   (vi)  Immediately prior to the transfer of
         Receivables by MBCC pursuant to the Purchase Agreement, MBCC was the sole owner of all right, title and interest in the Receivables and the other property to be transferred by it to the Company.

                                  (vii)   The Receivables are "chattel paper"
         as defined in the UCC.

                          (k)  The Representatives shall have received an
opinion of Skadden, Arps, Slate, Meagher & Flom LLP, dated the Closing Date, with respect to the validity of the Class A Certificates and such other related matters as the Representatives shall require and the Company shall have furnished or caused to be furnished to such counsel such documents as they may reasonably request for the purpose of enabling them to pass upon such matters.

                          (l)  The Representatives shall have received an
opinion addressed to the Underwriters, the Company and the Servicer of Stephen Dietz, Associate General Counsel of Citibank, N.A., dated the Closing Date and satisfactory in form and substance to the Representatives and their counsel, to the effect that:

                                    (i)  Citibank, N.A. ("Citibank") is a
         national banking association duly organized and validly existing under the laws of the United States.

                                   (ii)  Citibank has the power and authority
         to enter into and perform the Pooling and Servicing Agreement. The execution, delivery and performance of the Pooling and Servicing Agreement has been duly authorized by all requisite action, and the Pooling and Servicing Agreement has been duly executed and delivered by Citibank.

                                  (iii)  No consent, approval, authorization,
         order of or filing with any court, governmental agency or body (including without limitation, any banking regulatory agency or body or arbitrator having jurisdiction over Citibank) is required in connection with the execution and delivery by Citibank of the Pooling and Servicing Agreement and the performance by Citibank of the transactions thereunder.

                                   (iv)  The Pooling and Servicing Agreement,
         assuming due authorization, execution and delivery thereof by the Company and the Servicer, constitutes a valid and legally binding agreement of Citibank and is enforceable against Citibank in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization or other similar laws relating to or affecting the enforcement of creditors' rights generally and the rights of creditors of banks in particular and by general principles of equity.

                                    (v)  The Class A Certificates have been
         duly executed, authenticated and delivered by the Trustee.

                                   (vi)  If Citibank were acting as Servicer
         under the Pooling and Servicing Agreement as of the date of this Agreement, Citibank would have the corporate power and authority to perform the obligations of the Servicer as provided in the Pooling and Servicing Agreement.

                          (m)  The Representatives shall have received a letter
or letters from each counsel delivering any written opinion to any Rating Agency in connection with the transaction described herein which is not otherwise described in this Agreement allowing the Underwriters to rely on such opinion as if it were addressed to the Underwriters.

                          (n)  The Representatives shall have received an
officer's certificate dated the Closing Date of the Chairman of the Board, the President or any Vice President and by a principal financial or accounting officer of each of the Company and the Servicer in which each such officer shall state that, the representations and warranties of the Company or the Servicer, as applicable, contained in the Pooling and Servicing Agreement and the representations and warranties of MBCC or the Company, as applicable, contained in the Purchase Agreement are true and correct in all material respects and that the Company or the Servicer, as applicable, has complied with all agreements and satisfied all conditions on its part to be performed or satisfied under such agreements at or prior to the Closing Date in all material respects.

                          (o)  The Class A Certificates shall have been rated
"Aaa" by Moody's Investors Service, Inc. and "AAA" by Standard & Poor's Ratings Services, a Division of The McGraw-Hill Companies, Inc.

                          (p)  On the Closing Date, the representations and
warranties of the Company in the Pooling and Servicing Agreement will be true and correct.

                          (q)  Any taxes, fees and other governmental charges
which are due and payable in connection with the execution, delivery and performance of this Agreement, the Pooling and Servicing Agreement, the Shortfall Amount Agreement and the Class A Certificates shall have been paid by the Company at or prior to the Closing Date.

                 8. (a) The Company and DBNA, jointly and severally, will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that neither the Company nor DBNA shall be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by any Underwriter through Goldman, Sachs & Co. expressly for use therein.

                           (b)  Each Underwriter will indemnify and hold
harmless the Company and DBNA against any losses, claims, damages or liabilities to which the Company or DBNA may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Underwriter through Goldman, Sachs & Co. expressly for use therein; and will reimburse the Company and DBNA for any legal or other expenses reasonably incurred by the Company and DBNA in connection with investigating or defending any such action or claim as such expenses are incurred.

                           (c)  Promptly after receipt by an indemnified party
under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under such subsection, notify such indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of any indemnified party.

                           (d)  If the indemnification provided for in this
Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and DBNA on the one hand and the Underwriters on the other from the offering of the Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and DBNA on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and DBNA on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and DBNA bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or DBNA on the one hand or the Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, DBNA and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

                           (e)  The obligations of the Company and DBNA under
this Section 8 shall be in addition to any liability which the Company or DBNA may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section 8 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company or DBNA and to each person, if any, who controls the Company or DBNA within the meaning of the Act.

                 The indemnity and contribution agreements contained in this
Section 8 are in addition to any liability which the indemnifying persons may otherwise have to the indemnified persons referred to above.

                 The indemnity and contribution agreements contained in this
Section 8 and the representations and warranties of the Company set forth in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter or by or on behalf of the Company or DBNA, or any of their officers or directors or any other person controlling the Company or DBNA and (iii) acceptance of and payment for any of the Class A Certificates.

                 9.  This Agreement shall become effective upon the later of
(x) execution and delivery hereof by the parties hereto and (y) release of notification of the effectiveness of the Registration Statement (or, if applicable, any post-effective amendment) by the Commission.

                           (a)  If any Underwriter shall default in its
obligation to purchase the Class A Certificates which it has agreed to purchase hereunder, the non-defaulting Underwriters may in their discretion arrange for themselves as they may agree or another party or other parties to purchase such Class A Certificates on the terms contained herein. If within thirty-six hours after such default by any Underwriter the Underwriters do not arrange for the purchase of such Class A Certificates, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to the Underwriters to purchase such Class A Certificates on such terms. In the event that, within the respective periods, the Underwriters notify the Company that the Underwriters have so arranged for the purchase of such Class A Certificates or the Company notifies the Underwriters that it has so arranged for the purchase of such Certificates, the Underwriters or the Company shall have the right to postpone the Closing Date for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company and DBNA agree to file promptly any amendments to the Registration Statement or the Prospectus which in the opinion of the Underwriters may thereby be made necessary. The term "Underwriter" as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Class A Certificates.

                           (b)   If, after giving effect to any arrangements
for the purchase of the Class A Certificates of a defaulting Underwriter by the non-defaulting Underwriters and the Company as provided in subsection (a) above, the aggregate principal amount of such Class A Certificates which remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Class A Certificates, then the Company shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Class A Certificates which such Underwriter agreed to purchase hereunder and, in addition, to require each non-defaulting Underwriter to purchase a pro rata portion of the Class A Certificates of the defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve the defaulting Underwriter from liability for its default.

                           (c)  If, after giving effect to any arrangements for
the purchase of the Class A Certificates of a defaulting Underwriter by the non-defaulting Underwriters and the Company as provided in subsection (a) above, the aggregate principal amount of Class A Certificates which remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Class A Certif-icates, or if the Company shall not exercise the right described in subsection
(b) above to require each non-defaulting Underwriter to purchase Certificates of the defaulting Underwriter, then this Agreement shall thereupon terminate, without liability on the part of any non-defaulting Underwriter, the Company or DBNA, except for the expenses to be borne by the Company, DBNA and the Underwriters as provided in Section 6 hereof and the indemnity and contribution agreements in Section 8 hereof; but nothing herein shall relieve the defaulting Underwriter from liability for its default.

                 10. If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement or any condition of the Underwriters' obligations cannot be fulfilled, the Company agrees to reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and expenses of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

                 11. Any action by the Underwriters hereunder may be taken by the Representatives alone on behalf of the Underwriters, and any such action taken by the Representatives alone shall be binding upon the Underwriters. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed, delivered by hand or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be given to the Representatives, Goldman, Sachs & Co., 85 Broad Street, New York, New York 10004, Attention: Registration Department. Notices to the Company shall be given to it at 1201 North Market Street, Suite 1406, Wilmington, Delaware 19801 (Facsimile No.: 302-426-6520), Attention: President. Notices to DBNA shall be given to it at 375 Park Avenue, New York, New York 10152 (Facsimile No.: 212-308-4252), Attention: Treasurer.

                 12. This Agreement shall inure to the benefit of and be binding upon the Company, DBNA, the Underwrit-ers, any controlling persons referred to herein and their respective successors and assigns. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person, firm or corporation any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. No purchaser of Class A Certificates from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

                 13. Time shall be of the essence in this Agreement. As used herein, the term "business day" shall mean any day when the Commission's office in Washington, D.C. is open for business.

                 14. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS PROVISIONS THEREOF.

                 15. This Agreement may be signed in counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument.

                 If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us the enclosed duplicate hereof, whereupon it will become a binding agreement among the Company, DBNA and the Underwriters in accordance with its terms.



                                            Very truly yours,

                                            DAIMLER-BENZ VEHICLE
                                              RECEIVABLES CORPORATION


                                            By:
                                               ----------------------
                                               Name:
                                               Title:


                                            DAIMLER-BENZ NORTH AMERICA
                                              CORPORATION


                                            By:
                                               ----------------------
                                               Name:
                                               Title:


                                            By:
                                               ----------------------
                                               Name:
                                               Title:



The foregoing Underwriting
Agreement is hereby confirmed
and accepted as of the date
first above written.

GOLDMAN, SACHS & CO.,
 As Representatives of the
 Underwriters


------------------------
(Goldman, Sachs & Co.)

                                   SCHEDULE I

                                  UNDERWRITERS


                                                                           Principal Amount
                                                                           ----------------

Goldman, Sachs & Co.  . . . . . . . . . . . . . . . . . . . .               $
Citicorp Securities, Inc. . . . . . . . . . . . . . . . . . .               $
CS First Boston Corporation . . . . . . . . . . . . . . . . .               $
Deutsche Morgan Grenfell/C.J. Lawrence
     Inc. . . . . . . . . . . . . . . . . . . . . . . . . . .               $
Merrill Lynch, Pierce, Fenner & Smith
            Incorporated  . . . . . . . . . . . . . . . . . .               $
J.P. Morgan Securities Inc. . . . . . . . . . . . . . . . . .               $
UBS Securities LLC  . . . . . . . . . . . . . . . . . . . . .               $
                                                                             -------------
                                                                           $795,188,137.94
                                                                            ==============

                                  SCHEDULE II

                         FORM OF SERVICER'S CERTIFICATE


Goldman, Sachs & Co.
85 Broad Street
New York, New York 10004,

Attention:

       Re: Pooling and Servicing Agreement dated as of November 1, 1996 (the "Pooling and Servicing Agreement") between Daimler-Benz Vehicle Receivables Corporation, as seller, Mercedes-Benz Credit Corporation, in its individual capacity and as servicer, and Citibank, N.A., as trustee, payahead agent, class A agent and class B agent

Determination Date to which this Certificate relates:

                               ___________, 19__

For Monthly Period ending on _________, 19__

                          1.  The undersigned Servicing Officer does hereby
certify that the Pool Factor is __________.

                          2.  Capitalized terms used in this Certificate shall
have the same meanings as in the Pooling and Servicing Agreement.

                          IN WITNESS WHEREOF, I have hereunto set my hand as
of the above-referenced Determination Date.


                           MERCEDES-BENZ CREDIT
                              CORPORATION, as Servicer



                           By:
                              ------------------------------------------
                              Servicing Officer





                                      A-2